UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 11, 2021

Date of report (Date of earliest event reported)

Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, Bausch Health Companies Inc. (“Bausch Health” or “the “Company”) announced that Paul S. Herendeen will step down from his role as Chief Financial Officer, and will be appointed to the newly created role of Advisor to the chairman and chief executive officer (CEO) of Bausch Health, effective June 1, 2021, reporting into Joseph C. Papa. Sam Eldessouky, Senior Vice President Finance, Controller and Chief Accounting Officer of the Company, will be promoted to Chief Financial Officer. In Mr. Herendeen’s new capacity, he will assist with the orderly transition of the duties of Chief Financial Officer to Mr. Eldessouky and continue to advise on the Company’s previously announced separation of its Bausch + Lomb business. A successor for Mr. Eldessouky in his current role as senior vice president, controller and chief accounting officer is under review by the Company’s leadership and is expected to be announced shortly.

Mr. Eldessouky joined Bausch Health in May 2016 as senior vice president and corporate controller. In his current role, he is responsible for overseeing the global controllership functions, including financial reporting, regional finance and global policies. Previously, from November 2011 to May 2016 he served as senior vice president, controller and chief accounting officer for Tyco International plc. During his tenure at Tyco, Mr. Eldessouky led the efforts to redesign the controller’s organization and the implementation of Enterprise Performance Management framework, and he played a significant role in the wholesale turnaround of Tyco’s business. Prior to that, Mr. Eldessouky spent ten years at PricewaterhouseCoopers (PwC), where he held several roles of increasing responsibility and served in PwC’s National Office providing technical accounting guidance on complex accounting matters. Mr. Eldessouky holds a Bachelor of Science in Accountancy from Ain Shams University and a master’s degree in Accounting and Finance from the University of Liverpool. He is a Certified Public Accountant and Chartered Global Management Accountant.

There is no family relationship between Mr. Eldessouky and any other executive officer or director of the Company, and there is no arrangement or understanding with any other person under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Eldessouky has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

At the time that Mr. Eldessouky becomes Chief Financial Officer, his annual base salary will be $700,000, his annual cash incentive opportunity will be 80% of his annual base salary and he will receive a promotion equity grant with an aggregate value of $2,000,000, 50% in the form of restricted stock units and 50% in the form of stock options. As the Executive Vice President, Advisor to the Chairman and CEO, Mr. Herendeen will receive an annual base salary of $500,000.

A copy of the press release, dated March 11, 2021, announcing the change to Mr. Herendeen’s position and the appointment of Mr. Eldessouky, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release announcing the change of Paul S. Herendeen’s position and appointment of Sam Eldessouky to the position of Chief Financial Officer, dated March 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Christina M. Ackermann
Christina M. Ackermann
Executive Vice President, General Counsel, Head of Commercial Operations